UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2011

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey ___________________________ (State or other jurisdiction of incorporation)	001-33841 _____________________________ (Commission File Number)	20-8579133 ___________________________ (IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Vulcan Materials Company (the “Company”) with the Securities and Exchange Commission on May 13, 2011 (the “Original Report”).  The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct shareholder advisory votes on executive compensation.  No other changes have been made to the Original Report.

Item 5.0.7.  Submission of Matters to a Vote of Security Holder.

At the Company’s 2011 Annual Meeting of Shareholders held on May 13, 2011, the Company’s Shareholders voted on, among other matters, a proposal regarding the frequency of holding advisory votes on executive compensation.  As previously reported in the Original Report, the shareholders approved, on an advisory basis, an annual advisory vote on compensation for the Company’s named executive officers.

In light of these results, the Company’s Board of Directors determined that the Company will hold an advisory vote on executive compensation every year until the next shareholder advisory vote on this matter.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: August 12, 2011	By:	/s/ Robert A. Wason IV
Robert A. Wason IV